UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2015

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 22, 2015, the Audit Committee of the Board of Directors (the “Audit Committee”) of Salix Pharmaceuticals, Ltd. (the “Company”), after discussion with management and the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), concluded that the Company’s previously issued audited consolidated financial statements for the year ended December 31, 2013 and the previously issued unaudited consolidated financial statements for the fiscal quarters ended March 31, June 30, and September 30, 2014, and the disclosures and related communications for each of those periods, require correction of certain errors and should no longer be relied upon. Management’s report on internal controls over financial reporting for the year ended December 31, 2013 should no longer be relied upon. Additionally, EY’s opinion on the consolidated financial statements for the year ended December 31, 2013, as well as EY’s opinion on the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2013 should no longer be relied upon.

The impact of these errors, which are primarily associated with the timing for recognition of certain revenue, revenue-reducing returns and discounts, and expenses, on previously reported net income or loss after income taxes for each of these periods is estimated to be as follows:

Period	Effect	Amount (millions)
Year ended December 31, 2013	Reduction in net income	$11.8
Quarter ended March 31, 2014	Reduction in net loss	$8.9
Quarter ended June 30, 2014	Reduction in net income	$3.4
Quarter ended September 30, 2014	Increase in net loss	$5.5

The Company anticipates that it will file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 10-K”) on a timely basis on or before March 2, 2015. Immediately prior to filing the 2014 10-K, the Company will restate the financial results contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the previously unaudited financial statements and other financial information contained in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2014, and the disclosures and related communications for these periods (collectively the “Prior Financial Information”). The Audit Committee and the Company presently do not expect to identify any material adjustments in the restated financial statements other than those discussed below.

As previously disclosed, the Audit Committee has been conducting a review of prior public disclosures of inventory amounts in the distribution channel and related issues in press releases, on analyst calls, and in the Company’s various SEC filings. Outside counsel, reporting to the Audit Committee, has engaged BDO Consulting, a division of BDO USA, LLP (“BDO”), to assist in the review of accounting and financial reporting issues associated with sales to wholesalers and other wholesaler-related transactions. The Audit Committee’s review also prompted the Company to reevaluate its classification of certain expenses, which has resulted in the estimated changes identified below to certain classifications.

The following are errors that the Audit Committee and the Company recently identified that will be corrected through the restatements.

•	The Company incorrectly recognized only an $8.7 million reserve for product returns at December 31, 2013 for certain out-of-policy returns of GIAZO® when it should have recognized a reserve of approximately $16.9 million, as the Company had agreed to accept such returns in the fourth quarter of 2013. This correction will result in approximately $8.2 million of reduced net revenue in 2013 and a corresponding increase of approximately $8.2 million in net revenue for the first quarter of 2014 as the returns were originally recorded in the first quarter of 2014.

•	The Company recognized revenue for certain shipments to a wholesale customer with FOB Destination shipping terms, as set forth in a contract entered between the Company and the wholesale customer during the quarter ended December 31, 2013, that were not received by the customer by the close of the fiscal periods. Of those shipments that were delivered to the wholesaler after the end of the fiscal period, nearly all were shipped four or more days prior to the end of the fiscal period but arrived at the wholesaler a few days into the next fiscal period. This category of errors impacts the fourth quarter and year ended December 2013, and the first three quarters of 2014 as follows:

•	The Company incorrectly recognized revenue of approximately $14.4 million in the fiscal quarter ended December 31, 2013 that should have been recognized in the fiscal quarter ended March 31, 2014, based upon delivery in early January 2014.

•	The Company incorrectly recognized revenue of approximately $1 million in the fiscal quarter ended March 31, 2014 that should have been recognized in the fiscal quarter ended June 30, 2014, based upon delivery in early April 2014, and did not recognize the approximately $14.4 million of revenue discussed above.

•	The Company did not recognize the approximately $1 million of revenue discussed above in the fiscal quarter ended June 30, 2014. There was an inconsequential amount of revenue recognized in the fiscal quarter ended June 30, 2014 associated with shipments that were not delivered until early July 2014.

•	The Company incorrectly recognized revenue of approximately $15.2 million in the fiscal quarter ended September 30, 2014 that should have been recognized in the fiscal quarter ended December 31, 2014, based upon delivery in early October 2014.

•	The Company incorrectly accounted for expenditures associated with a sale to a wholesaler in the fiscal quarter ended March 31, 2014. In connection with the sale transaction, the Company agreed to pay the wholesaler $0.5 million for marketing services and the Company recognized this payment as an expense in the fiscal quarter ended June 30, 2014. At the wholesaler’s request, the Company agreed to an additional $0.5 million credit to the wholesaler for this transaction to consummate an additional sale in the fiscal quarter ended June 30, 2014 that was recorded as an expense in the fiscal quarter ended September 30, 2014. The Company should have accounted for the first $0.5 million payment as a revenue reducing discount in the fiscal quarter ended March 31, 2014 rather than as an operating expense in the fiscal quarter ended June 30, 2014, and the second $0.5 million credit as a revenue reducing discount in the fiscal quarter ended June 30, 2014 rather than as an operating expense in the fiscal quarter ended September 30, 2014.

•	The Company also incorrectly accounted for additional expenditures associated with another sale to the same wholesaler discussed immediately above in the fiscal quarter ended June 30, 2014. In connection with the sales transaction, the Company agreed to pay the wholesaler approximately $7.5 million for marketing services over twelve months beginning in July 2014, and the Company recognized expenses of approximately $1.9 million under this agreement in the fiscal quarter ended September 30, 2014. The Company should have accounted for the entire approximately $7.5 million as a revenue reducing discount in the fiscal quarter ended June 30, 2014 rather than as an operating expense as the cash was paid in the fiscal quarter ended September 30, 2014 and future periods.

•	In the Consolidated Balance Sheet as of September 30, 2014, $1.9 million was classified as raw material inventory that should have been expensed as Research & Development (“R&D”) in the fiscal quarter ended December 31, 2013 and the fiscal quarters ended March 31, June 30 and September 30, 2014. This error relates to raw material inventory that should not have been capitalized based on a change in the stage of development of the product. The increase in R&D Expense on the fiscal quarter ended December 31, 2013 is approximately $1.1 million and on the first three quarters of 2014 is approximately $265,000 in each quarter.

•

The Company incorrectly classified certain expenses as related to R&D instead of Selling, General, and Administrative (“SG&A”) expenses. These errors largely were a result of the Company’s historical practice of aligning certain expenses along organizational hierarchy, rather than the business activity. The Company incorrectly recorded expenses of approximately $32.5 million, $38.3 million, and $38.2 million as R&D rather than SG&A for the fiscal years ended December 31, 2011, December 31, 2012, and December 31, 2013, respectively. The Company incorrectly recorded expenses of approximately $11.8 million, $13.3 million, and $12.0 million as related to R&D rather than SG&A for the fiscal quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, respectively. The corresponding corrections for the fiscal quarters in 2013 would be a reduction in R&D and an increase of SG&A of $8.7 million for the fiscal quarter ended

March 31, 2013, $10.1 million for the fiscal quarter ended June 30, 2013, $9.0 million for the fiscal quarter ended September 30, 2013, and $10.4 million for the fiscal quarter ended December 31, 2013. These changes do not impact revenue or net income or loss.

The following are immaterial errors that were previously identified which now will be corrected as part of the restatement of the errors above:

•	In the Consolidated Statement of Cash Flows for the three months ended March 31, 2014, an approximately $27 million change in acquisition-related contingent consideration was improperly classified within cash flows from operating activities that should have been classified as cash flows from investing activities. This change does not impact revenue or income, and increases cash flows used in investing activities. This item was reflected appropriately in the June 30, 2014 Consolidated Statement of Cash Flows as filed.

•	In the Consolidated Balance Sheet as of March 31, 2014, $60 million of a senior secured term loan was improperly classified as long-term that should have been classified as a current liability. This change does not impact revenue or income.

•	In the Consolidated Balance Sheet as of June 30, 2014, an approximately $4.7 million receivable was incorrectly included as a reduction in liabilities and should have been recorded as a receivable and included in prepaid expenses and other current assets. This change does not impact revenue or income.

•	During the fiscal quarter ended September 30, 2014, the Company incorrectly reduced its inventory reserve by approximately $2.7 million, which was reflected in the Consolidated Balance Sheet and Consolidated Statement of Comprehensive Income.

•	In the Consolidated Balance Sheet as of September 30, 2014, the Company incorrectly included a $1.3 million credit balance in other current assets that should have been reclassified to reduce goodwill. This change does not impact revenue or income.

The Company is working with the Audit Committee and the Audit Committee’s advisors to determine the final adjustments required to be made to the Prior Financial Information as expeditiously as possible. Based on the information presently available, the Company expects the following restated financial results:

Summary of Expected Adjustments for the Restatement of the Consolidated Financial Statements of Salix Pharmaceuticals, Ltd.

	As Previously Reported	Adjustments	As Revised	% Change

	(in thousands, except per share data)
Twelve months ended December 31, 2013

Effected Consolidated Statement of Comprehensive Income (Loss) Accounts
Net product revenues	$933,838	$(20,056)	$913,782	-2.1%
Cost of products sold	179,392	(1,616)	177,776	-0.9%
Research and development	149,974	(37,183)	112,791	-24.8%
Selling, general and administrative	304,215	38,145	342,360	12.5%
Total costs and expenses	662,125	(654)	661,471	-0.1%
Income from operations	271,713	(19,402)	252,311	-7.1%
Income tax expense	69,031	(7,554)	61,477	-10.9%
Net income	143,034	(11,848)	131,186	-8.3%

Net income per share - diluted	$2.18	$(0.18)	$2.00	-8.3%

Effected Consolidated Balance Sheet Accounts
Accounts receivable, net	$147,933	(22,531)	125,402	-15.2%
Inventory	104,395	(186)	104,209	-0.2%
Deferred tax assets	86,693	(905)	85,788	-1.0%
Accrued liabilities	97,661	(1,127)	96,534	-1.2%
Reserve for product returns, rebates and chargebacks	246,838	(2,187)	244,651	-0.9%
Income taxes payable	43,354	(8,534)	34,820	-19.7%
Deferred tax liabilities - long-term	42,371	75	42,446	0.2%
Retained earnings	71,654	(11,848)	59,806	-16.5%

Three months ended March 31, 2014

Effected Consolidated Statement of Comprehensive Income (Loss) Accounts
Net product revenues	$384,374	$18,604	$402,978	4.8%
Cost of products sold	115,566	1,374	116,940	1.2%
Research and development	52,758	(11,536)	41,222	-21.9%
Selling, general and administrative	195,205	11,892	207,097	6.1%
Total costs and expenses	422,463	1,730	424,193	0.4%
Income (loss) from operations	(38,089)	16,874	(21,215)	-44.3%
Income tax benefit (expense)	36,368	(7,973)	28,395	-21.9%
Net income (loss)	(43,872)	8,901	(34,971)	-20.3%

Net income (loss) per share - diluted	$(0.69)	$0.14	$(0.55)	-20.4%

Effected Consolidated Balance Sheet Accounts
Accounts receivable, net	$438,545	(1,597)	436,948	-0.4%
Inventory	147,072	(1,297)	145,775	-0.9%
Prepaid and other current assets	110,993	(8,121)	102,872	-7.3%
Accrued liabilities	170,453	(241)	170,212	-0.1%
Reserve for product returns, rebates and chargebacks	307,749	(126)	307,623	0.0%
Current portion of senior term loan	—	60,000	60,000	N/A
Senior term loan - long-term	1,185,000	(60,000)	1,125,000	-5.1%
Additional paid-in capital	681,954	(148)	681,806	0.0%
Retained earnings	27,782	(2,947)	24,835	-10.6%

Three months ended June 30, 2014

Effected Consolidated Statement of Comprehensive Income (Loss) Accounts
Net product revenues	$382,000	$(6,463)	$375,537	-1.7%
Cost of products sold	104,325	242	104,567	0.2%
Research and development	39,231	(13,506)	25,725	-34.4%
Selling, general and administrative	124,937	13,276	138,213	10.6%
Total costs and expenses	333,550	12	333,562	0.0%
Income from operations	48,450	(6,475)	41,975	-13.4%
Income tax expense (benefit)	2,707	(3,082)	(375)	-113.9%
Net income	3,278	(3,393)	(115)	-103.5%

Net income per share - diluted	$0.04	$(0.04)	$(0.00)	-100.0%

Effected Consolidated Balance Sheet Accounts
Accounts receivable, net	$481,488	581	482,069	0.1%
Inventory	$144,431	(1,588)	142,843	-1.1%
Prepaid and other current assets	126,885	7,068	133,953	5.6%
Accounts payable	33,676	4,658	38,334	13.8%
Accrued liabilities	202,872	7,995	210,867	3.9%
Additional paid-in capital	703,591	(672)	702,919	-0.1%
Retained earnings	31,060	(6,340)	24,720	-20.4%

Three months ended September 30, 2014

Effected Consolidated Statement of Comprehensive Income (Loss) Accounts
Net product revenues	$354,719	$(12,826)	$341,893	-3.6%
Cost of products sold	86,298	(188)	86,110	-0.2%
Research and development	50,837	(14,159)	36,678	-27.9%
Selling, general and administrative	165,622	11,960	177,582	7.2%
Total costs and expenses	434,346	(2,387)	431,959	-0.5%
Income (loss) from operations	(79,627)	(10,439)	(90,066)	13.1%
Income tax (expense) benefit	36,392	4,905	41,297	13.5%
Net income (loss)	(88,595)	(5,534)	(94,129)	6.2%

Net income (loss) per share - diluted	$(1.39)	$(0.09)	$(1.48)	6.3%

Effected Consolidated Balance Sheet Accounts
Accounts receivable, net	$522,632	(15,204)	507,428	-2.9%
Inventory	155,150	(4,057)	151,093	-2.6%
Prepaid and other current assets	168,053	7,067	175,120	4.2%
Goodwill	1,310,060	(1,343)	1,308,717	-0.1%
Accrued liabilities	220,642	2,834	223,476	1.3%
Reserve for product returns, rebates and chargebacks	316,293	(2,072)	314,221	-0.7%
Additional paid-in capital	585,701	819	586,520	0.1%
Retained earnings (accumulated deficit)	(57,535)	(11,874)	(69,409)	20.6%

In light of the Audit Committee’s review, the Company and the Audit Committee are reevaluating the Company’s internal control over financial reporting and its disclosure controls and procedures. Management, in consultation with the Audit Committee, also has determined that material weaknesses existed in the Company’s internal control over financial reporting and that disclosure controls and procedures were ineffective at December 31, 2013 and through December 31, 2014. In consultation with the Audit Committee and its counsel, the Company intends to enhance its procedures and controls based on information identified during the Audit Committee’s review and the restatement process.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02 with Ernst & Young LLP.

Item 7.01. Regulation FD Disclosure.

On January 28, 2015, the Company issued a press release regarding the matters discussed in Item 4.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including the related press release, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is being disclosed solely pursuant to Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release issued by the Company on January 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2015	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ WILLIAM BERTRAND, JR.
William Bertrand, Jr.
Senior Vice President and General Counsel

Exhibit Index

Exhibit	Description

99.1	Press Release issued by Salix Pharmaceuticals, Ltd. on January 28, 2015.